Exhibit 99.7

CONSENT OF MARK D. CRAWFORD

Pursuant to Rule 438 under the Securities Act of 1933, as amended, the undersigned hereby consents to being named in this Registration Statement on Form S-4 (the “Registration Statement”) of Heritage Financial Corporation (“Heritage”), and any amendments thereto, as a person who is expected to become a director of Heritage upon consummation of the merger referred to in the Registration Statement and consents to the filing of this consent as an exhibit to the Registration Statement.

December 6, 2013	/s/ Mark D. Crawford
Mark D. Crawford